UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

26North BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56594	93-2305832
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Madison Avenue, 26th Floor, New York, NY, 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 224-0626

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, 26North BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered two proposals as described in the Company’s proxy statement filed on April 15, 2024. The issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting consisted of 5,800,895 shares of common stock outstanding on the record date, March 28, 2024. The final results of the voting on the matters submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1: By the votes shown below, the stockholders elected Brendan McGovern as a Class I director. Mr. McGovern will serve as a director until the 2027 Annual Meeting of Stockholders of the Company, and until his successor is duly elected and qualified. The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Meeting was required to elect Mr. McGovern.

Votes For	Votes Against	Abstentions	Broker Non Votes
3,415,580	—	—	—

Proposal 2: By the vote shown below, the stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Approval of Proposal 2 required a majority of the votes by all stockholders present, virtually or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non Votes
3,415,580	—	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

26North BDC, Inc.

Date: June 10, 2024	By:	/s/ Jonathan Landsberg
Jonathan Landsberg
Chief Financial Officer and Treasurer